                                                                     EXHIBIT 20

[LOGO]

                        CERTIFICATE OF SERVICING OFFICER

     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Sale and Servicing Agreement, dated as of November 1, 1997, among the Servicer, Newcourt Receivables Corporation II, Newcourt Receivables Asset Trust 1997-1 and Manufacturers and Traders Trust Company, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of March, 1998.

                                        NEWCOURT FINANCIAL USA INC., as Servicer

                                        By:    /s/ Daniel A. Jauernig
                                           -------------------------------------
                                        Name:      Daniel A. Jauernig
                                        Title:     Treasurer

Newcourt Receivables Asset Trust 1997-1                                   Page 1

Waterfall Distributions


                                                                   Collections
                                                                     Account
--------------------------------------------------------------------------------
Cash Collections................................................   16,743,238.08
Interest Earned on Collections Account..........................       74,006.13
Interest Earned on Reserve Account..............................       29,914.40
Recoveries on Defaulted Contracts...............................      524,268.86
Servicer Advances (net of collections to reimburse prior
  Servicer Advances)............................................            0.00
--------------------------------------------------------------------------------
Available Amount................................................   17,371,427.47

Allocations

  (A)   Unreimbursed Servicer Advances..........................            0.00

  (B)   Servicing Fee...........................................      244,877.96

  (C)   A-1 Interest............................................      372,985.75

  (D)   A-2 Interest............................................      444,366.40

  (E)   A-3 Interest............................................      544,868.30

  (F)   A-4 Interest............................................      862,921.79

  (G)   B Interest..............................................       98,629.19

  (H)   C Interest..............................................       58,499.77

  (I)   D Interest..............................................      123,197.30

  (J)   A-1 Principal Payment Amount............................   14,621,081.01

  (K)   A-2 Principal Payment Amount............................            0.00

  (L)   A-3 Principal Payment Amount............................            0.00

  (M)   A-4 Principal Payment Amount............................            0.00

  (N)   B Principal Payment Amount..............................            0.00

  (O)   C Principal Payment Amount..............................            0.00

  (P)   D Principal Payment Amount..............................            0.00

  (Q)   Reserve Fund Deposit....................................            0.00

  (R)   Excess to Certificateholders............................            0.00

Newcourt Receivables Asset Trust 1997-1                                   Page 2

Servicing & Interest Calculations


Servicing Fee Due                                                A-4 Interest
  (a)   ADCB                                 489,755,923.84        (a)   A-4 Rate                               6.193%
  (b)   Servicing Fee Rate                           0.600%        (b)   30                                         30
  (c)   30                                               30        (c)   360                                       360
  (d)   360                                             360        (d)   Beginning A-4 Balance          167,205,901.00
  (e)   Current Servicing Due                    244,877.96        (e)   Current Interest Due (a*d*b/c)     862,921.79

  (f)   Prior Month's Arrearage                        0.00        (f)   Prior Month's Arrearage                  0.00

  (g)   Total Servicing Due                      244,877.96        (g)   Total Interest Due                 862,921.79

A-1 Interest                                                     B Interest

  (a)   A-1 Rate                                     5.815%        (a)   B Rate                                 6.320%
  (b)   Days in Period                                   28        (b)   30                                         30
  (c)   360                                             360        (c)   360                                       360
  (d)   Beginning A-1 Balance                 82,468,291.00        (d)   Beginning B Balance             18,727,061.00
  (e)   Current Interest Due (a*d*b/c)           372,985.75        (e)   Current Interest Due (a*d*b/c)      98,629.19

  (f)   Prior Month's Arrearage                        0.00        (f)   Prior Month's Arrearage                  0.00

  (g)   Total Interest Due                       372,985.75        (g)   Total Interest Due                  98,629.19

A-2 Interest                                                     C Interest

  (a)   A-2 Rate                                     6.040%        (a)   C Rate                                 6.560%
  (b)   30                                               30        (b)   30                                         30
  (c)   360                                             360        (c)   360                                       360
  (d)   Beginning A-2 Balance                 88,284,716.00        (d)   Beginning C Balance             10,701,178.00
  (e)   Current Interest Due (a*d*b/c)           444,366.40        (e)   Current Interest Due (a*d*b/c)      58,499.77

  (f)   Prior Month's Arrearage                        0.00        (f)   Prior Month's Arrearage                  0.00

  (g)   Total Interest Due                       444,366.40        (g)   Total Interest Due                  58,499.77

A-3 Interest                                                    D Interest

  (a)   A-3 Rate                                     6.110%        (a)   D Rate                                 9.210%
  (b)   30                                               30        (b)   30                                         30
  (c)   360                                             360        (c)   360                                       360
  (d)   Beginning A-3 Balance                107,011,777.00        (d)   Beginning D Balance             16,051,766.00
  (e)   Current Interest Due (a*d*b/c)           544,868.30        (e)   Current Interest Due (a*d*b/c)     123,197.30

  (f)   Prior Month's Arrearage                        0.00        (f)   Prior Month's Arrearage                  0.00

  (g)   Total Interest Due                       544,868.30        (g)   Total Interest Due                 123,197.30



Newcourt Receivables Asset Trust 1997-1                                   Page 3

Principal Calculations

Class A-1 Principal Amount

  (a)  Prior Month's Balance                  82,468,291.00
  (b)  Amount Due                             82,468,291.00
  (c)  Amount Paid                            14,621,081.01

  (d)  Current Month's Ending Balance         67,847,209.99

Class A-2 Principal Amount                                       Class B Principal Amount

  (a)  Prior Month's Balance                  88,284,716.00        (a)  Prior Month's Balance                  18,727,061.00

  (b)  Beginning Principal All Class A Notes 362,502,394.00        (b)  Beginning Principal All Class B Notes  18,727,061.00
  (c)  Class A Percentage                         88.85246%        (c)  Class B Percentage                          4.59016%
  (d)  ADCB                                  474,967,822.22        (d)  ADCB                                  474,967,822.22
  (e)  Amount Due                                      0.00        (e)  Amount Due                                      0.00
  (f)  Amount Paid                                     0.00        (f)  Amount Paid                                     0.00

  (g)  Current Month's Ending Balance         88,284,716.00        (g)  Current Month's Ending Balance         18,727,061.00

Class A-3 Principal Amount                                      Class C Principal Amount

  (a)  Prior Month's Balance                 107,011,777.00        (a)  Prior Month's Balance                  10,701,178.00

  (b)  Beginning Principal All Class A Notes 362,502,394.00        (b)  Beginning Principal All Class C Notes  10,701,178.00
  (c)  Class A Percentage                         88.85246%        (c)  Class C Percentage                          2.62295%
  (d)  ADCB                                  474,967,822.22        (d)  ADCB                                  474,967,822.22
  (e)  Amount Due                                      0.00        (e)  Amount Due                                      0.00
  (f)  Amount Paid                                     0.00        (f)  Amount Paid                                     0.00

  (g)  Current Month's Ending Balance        107,011,777.00        (g)  Current Month's Ending Balance         10,701,178.00

Class A-4 Principal Amount                                      Class D Principal Amount

  (a)  Prior Month's Balance                 167,205,901.00        (a)  Prior Month's Balance                  16,051,766.00

  (b)  Beginning Principal All Class A Notes 362,502,394.00        (b)  Beginning Principal All Class D Notes  16,051,766.00
  (c)  Class A Percentage                         88.85246%        (c)  Class D Percentage                          3.93443%
  (d)  ADCB                                  474,967,822.22        (d)  ADCB                                  474,967,822.22
  (e)  Amount Due                                      0.00        (e)  Amount Due                                      0.00
  (f)  Amount Paid                                     0.00        (f)  Amount Paid                                     0.00

  (g)  Current Month's Ending Balance        167,205,901.00        (g)  Current Month's Ending Balance         16,051,766.00

Newcourt Receivables Asset Trust 1997-1                                   Page 4

Restricting Event Calculations


Restricting Events

a)                                    Over 60 Days
                                        Past Due               ADCB

    Two Months Prior                    2,158,443.69       506,323,977.85
    Prior Month                         5,403,597.39       489,755,923.84
    Current Period                      5,427,371.05       474,967,822.22

                    Total              12,989,412.13

                    Delinquency Ratio                               0.88%

                    Trigger Level                                   3.00%

                    Restricting Event? (Yes/No)                        No

b)                                       Defaulted
                                         Contracts           Recoveries             ADCB
    Five Months Prior                           0.00                0.00                 0.00
    Four Months Prior                           0.00                0.00       535,058,884.00
    Three Months Prior                          0.00                0.00       523,421,355.63
    Two Months Prior                      640,247.32                0.00       506,323,977.85
    Prior Month                         2,190,121.94           96,224.20       489,755,923.84
    Current Period                        668,252.00          524,268.86       474,967,822.22

                    Total               3,498,621.26          620,493.06

                    2 times Defaults-Recoveries / Average ADCB                          1.37%

                    Trigger Level                                                       3.00%

                    Restricting Event? (Yes/No)                                            No

c)  A Notes Outstanding
               (A)  Reserve Fund Balance                                         8,025,883.00
               (B)  Difference between ADCB and Class A Notes                   44,618,218.23
               (C)  (A + B)                                                     52,644,101.23

                    Target Subordination                                        10,701,177.67

                    Restricting Event? (Yes/No)                                            No

    A Notes Retired
               (A)  Reserve Fund Balance                                         8,025,883.00
               (B)  Reserve Fund Amount                                          8,025,883.00

                    Restricting Event? (Yes/No)                                            No

d)                  Has a Servicer Default or Event of
                    Default occurred and is continuing?                                    No

                    Restricting Event? (Yes/No)                                            No

Newcourt Receivables Asset Trust 1997-1                                   Page 5

Reserve Fund Calculations


Reserve Fund
    Beginning Balance              8,025,883.00
    Required Balance               8,025,883.00
    Deposit/(Withdrawal)                   0.00
    Ending Balance                 8,025,883.00

Newcourt Receivables Asset Trust 1997-1                                   Page 6

Bond Principal Factors


A-1                     53.3908457%
A-2                    100.0000000%
A-3                    100.0000000%
A-4                    100.0000000%
B                      100.0000000%
C                      100.0000000%
D                      100.0000000%